Exhibit 5(B)

INTERNAL REVENUE SERVICE                              DEPARTMENT OF THE TREASURY
DISTRICT DIRECTOR
P.O. BOX 941
ATLANTA, GA 20370

                                               Employer Identification Number:
Date: April 03, 1995                              56-1031043
                                               File Folder Number:
                                                  560005286
REPUBLIC MORTGAGE INSURANCE                    Person to Contact:
COMPANY                                           PEGGY CALLAWAY
6964 UNIVERSITY PARKWAY                        Contact Telephone Number:
WINSTON SALEM, NC 27106                           (404) 331-0576
                                               Plan Name:
                                                 THE REPUBLIC MORTGAGE INSURANCE
                                                 CO. AND AFFL. COS PROFIT
                                                 SHARING
                                               Plan Number: 001

Dear Applicant:

         We have made a favorable determination on your plan, identified above, based on the information supplied. Please keep this letter in your permanent records.

         Continued qualification of the plan under its present form will depend on its effect in operation. (See section 1.401-1(b) (3) of the Income Tax Regulations.) We will review the status of the plan in operation periodically.

         The enclosed document explains the significance of this favorable determination letter, points out some features that may affect the qualified reporting requirements for your plan. It also describes some events that automatically nullify it. It is very important that you read the publication.

         This letter relates only to the status of your plan under the Internal Revenue Code. It is not a determination regarding the effect of other federal or local statutes.

         This determination letter is applicable for the amendment(s) adopted on June 13, 1994.

         This plan  satisfies the  nondiscriminating  in amount  requirement  of section 1.401(a) (4)-1 (b) (2) of the regulation on the basis of a design-based safe harbor described in the regulations.

         This letter is issued under Rev. Proc. 93-39 and considers the amendments required by the Tax Reform Act of 1986 except as otherwise specified in this letter.

         This plan satisfies the nondiscriminatory current availability requirements of section 1.401 (a) (4)-4(b) of the regulations with respect to those benefits, rights, and features that are currently available to all employees in the plan's coverage group. For this purpose, the plan's coverage group consists of those employees

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REPUBLIC MORTGAGE INSURANCE COMPANY


treated as currently benefiting for purposes of demonstrating that the plan satisfies the minimum coverage requirements of section 410(b) of the Code.

         This   letter may not be relied  upon with  respect to whether the plan satisfies the qualification requirements as amended by the Uruguay Round Agreements Act. Pub. L. 103-465.

         The information on the enclosed addendum is an integral part of this determination. Please be sure to read and keep it with this letter.

         We have sent a copy of this letter to your representative as indicated in the power of attorney.

         If you have questions concerning this matter, please contact the person whose name and telephone number are shown above.

                                                         Sincerely yours,


                                                         /s/ Nelson A. Brooks

                                                         Nelson A. Brooks
                                                         District Director


Enclosures
Publication 794
Reporting & Disclosure Guide
   for Employee Benefit Plans
Addendum


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                                       -3-


REPUBLIC MORTGAGE INSURANCE COMPANY



          This determination also applies to RMIC Corporation, Republic Mortgage Ins. Co. of N.C. and Republic Mortgage Ins. Co. of Fla.